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                                                                   Exhibit 10.66


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement") is effective as of the 4th day of December, 2000, by and among VERTEX INTERACTIVE, INC., a New Jersey corporation (the "Employer") and Donald W. Rowley (the "Employee") an individual residing at 65 Ridgefield Road, Wilton, CT 06897.

                              W I T N E S S E T H:

         WHEREAS, the Employer desires to obtain the services of Employee, and Employee desires to be employed by the Employer upon the terms and conditions hereinafter set forth;

         NOW, WHEREFORE, for and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Employment: Employer hereby employs Employee and Employee hereby accepts employment with Employer upon the terms and conditions hereinafter set forth.

2. Duties: Employee shall perform such duties as Executive Vice President with responsibility for finance, human resources, internal IT, and contract administration.

         The Employee shall report to the Co-Chairmen and Co-Chief Executive Officers. Employee's duties shall be principally those customary to positions having such a title and shall include, without limitation, deployment of the corporate strategy, the day-to-day operations, development of business strategies, plans and budgets, and such other duties as reasonably requested from time to time, provided, however, that all duties assigned to Employee hereunder shall be commensurate with the skill and experience of Employee. Employee agrees to devote 100% of his professional time, attention, skills, benefits and best efforts to the performance of his duties hereunder and to the promotion of the business and interests of Employer.

3. Term: The term of Employee's employment hereunder shall commence on December 4, 2000 and shall continue, unless earlier terminated pursuant to Section 7 below (the "Termination").

4. Compensation: As compensation for his services rendered under this Agreement, Employee shall be entitled to receive the following:

         (a) Salary: Employee shall be paid an annual salary of $250,000, payable in semi-monthly installments in accordance with Employer's general payroll practices (the "base salary"). Employee's salary shall be subject to review on an annual basis.

         (b) Expenses: Employer shall reimburse Employee for all reasonable and necessary out-of-pocket travel and other expenses that are properly documented, approved and within Employer's policies and incurred by Employee in rendering services required under the terms of this Agreement, promptly, and in no event more than thirty (30)






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                  business days after submission, on a monthly basis, of a
                  detailed statement of such expenses and reasonable documentation.

         (c) Benefits: Employee shall be entitled to participate in the group benefit plans as Employer may provide to its other employees at comparable salaries and responsibilities to those of Employee.

         (d) Vacation: Employee shall be entitled to 4 weeks (20 business days) paid vacation for each year of this Agreement.

         (e) Bonus: Employee shall be eligible for a bonus based upon Employee's performance as mutually agreed to between Employer and Employee annually. Employee shall be eligible for a bonus target of 100% of Employee's base salary provided the Employee meets the bonus performance criteria and Employer revenue and profitability permit bonus payments.

         (f) Stock Options: Employer grants Employee the right, privilege and option to purchase up to 200,000 shares of common stock, under the Employer's Incentive Stock Option Plan with an exercise price at the closing price on the date of grant approved by the Board of Directors. These options, if approved, shall vest equally over five years on the first five anniversaries of the date of grant. Options expire 10 years from the date of grant subject to early termination as described in Section 7.

         The compensation set forth in this Section 4 will be the sole compensation payable to Employee and no additional compensation or fee will be payable by Employer to Employee by reason of any benefit gained by the Employer directly or indirectly through Employee's efforts on Employer's behalf, nor shall Employer be liable in any way for any additional compensation or fee unless Employer shall have expressly agreed thereto in writing.

5.       Confidentiality; Covenants Not to Compete:

         (a) Acknowledgement of Proprietary Interest: Employee recognizes the proprietary interest of Employer in any Trade Secrets (as hereinafter defined) of Employer. Employee acknowledges and agrees that any and all Trade Secrets of Employer, learned by Employee during the course of his employment by Employer or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, shall be and are the property of Employer. As used herein, "Trade Secrets" means all non-public confidential and proprietary information of Employer, including, without limitation, information derived from reports, investigations, experiments, research, work in progress, drawings, designs, plans, proposals, codes, software, source codes, financial projections, cost summaries, pricing formulas, company owned databases, and company owned and developed marketing and sales plans. "Trade Secrets" also includes confidential information related to the business, products or sales of Employer or Employer's customers.

         (b) Covenants Not to Divulge Trade Secrets: Employee acknowledges and agrees that Employer is entitled to prevent the disclosure of Trade Secrets of Employer. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Employer, Employee agrees at all times during the term of this Agreement and for one (1) years thereafter to hold in strictest confidence and not to disclose or allow to be disclosed to any person, firm, or corporation, other than to persons engaged by Employer to further the business of Employer, Trade Secrets of Employer, without the prior written consent of

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                  Employer, including Trade Secrets developed by Employee.
                  Notwithstanding the foregoing, Employee shall not be obligated to keep secret and not to disclose or allow to be disclosed knowledge or information (i) which has become generally known to the public through no wrongful act of Employee; (ii) which has been rightfully received by Employee from a third party which to Employee's knowledge was received without restriction on disclosure and not in violation of any confidentiality obligation of said third party; (iii) which has been approved for release without restriction as to use or disclosure by written authorization of Employer; or (iv) which has been disclosed pursuant to a requirement of a governmental agency or of law without similar restrictions or other protections against public disclosure, or which disclosure is required by operation of law. Without limiting the generality of the foregoing, Employee agrees to affirmatively take such precautions as Employer may reasonably request or Employee reasonably believes are appropriate to prevent the disclosure, copying or use of any of the computer software programs, data bases or other such information pertaining to Trade Secrets now existing or hereafter developed to any person or for any purpose not specifically authorized by Employer.

         (c) Return of Materials at Termination: In the event of any termination of this Agreement for any reason whatsoever, Employee will promptly deliver to Employer all documents, data and other information pertaining to Trade Secrets. Employee shall not take any documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Trade Secrets.

         (d) Competition During the Term of this Agreement: Employee agrees that during the term of this Agreement, neither he, nor any company controlled by Employee (an "Affiliate"), will directly or indirectly compete with Employer in any way, and that he will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity which is engaged in any business of the same nature as, or in competition with, the business in which Employer is now engaged or other related business in which Employer becomes engaged during the term of this Agreement; provided, however, that this Section 5(d) shall not prohibit Employee or any Affiliate from purchasing or holding an aggregate equity interest of up to 1%, so long as Employee and Affiliates combined do not purchase or hold an aggregate equity interest of more than 5%, in any business in competition with Employer. Furthermore, Employee agrees that during the term of this Agreement, he will undertake no planning for the organization of any business activity competitive with the work he performs as an Employee of Employer and Employee will not combine or conspire with any Employees of Employer for the purpose of organization of any such competitive business activity.

         (e) Competition Following Termination of this Agreement: Employee undertakes that for a period terminating one (1) year from the date of termination of employment with Employer, Employee shall not without the prior written consent of Employer, directly or indirectly, whether alone or in conjunction with, or on behalf of any other business, concern or person and whether as a principal, shareholder, director, employee, agent, consultant, partner or otherwise:

                  (i) canvass, solicit, or approach or cause to be canvassed, solicited or approached for orders any person or entity who was a customer of Employer

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                           or its affiliates for the supply of goods and/or
                           services which are competitive with those supplied by the Employer or its affiliates; or

                  (ii) deal or contract with any person or entity who was customer or proposed customer of the Employer or its affiliates for the purpose of supplying goods and/or services which are competitive with those supplied by the Employer or its affiliates; or

                  (iii) solicit or entice away any supplier to the Employer or its affiliates who has supplied goods and/or services to Employer or its affiliates, if such solicitation or enticement causes or could reasonably be expected to cause such supplier to cease supplying, reduce its supply of, or alter the terms upon which it is supplying those goods and/or services to Employer or its affiliates; or

                  (iv) work for or be engaged, concerned, or (save as the holder of shares or other securities in any company which is quoted, listed or otherwise dealt with on a recognized stock exchange or other securities market and which confers not more than 5% of the votes which could be cast at general meeting of the company concerned) interested in any trade or business which competes in the United States with any trade or business carried on by the Employer or its affiliates; or

                  (v) solicit or entice away from Employer or its affiliates any Employee of Employer in a senior or key managerial, supervisory, technical, sales, marketing, or administrative post for employment in a trade or business carried on by the Employer or its affiliates; or

                  (vi) assist for compensation or finance any person or entity which competes with Employer; or

                  (vii) use in connection with any trade or business any name which includes the name of Employer or its affiliates; or

                  (viii) assist or procure any other person to do any of the foregoing things.

         Employer and Employee agree that each of the undertakings set out in each of the preceding sections are separate and severable and enforceable accordingly, and if any one or more of such undertakings or part of an undertaking is held to be against the public interest or unlawful or in any way an unreasonable restraint on trade, the remaining undertakings or remaining part of the undertaking shall continue in full force and effect and shall bind Employee.

6. Prohibition of Disparaging Remarks: Employee shall, during the terms of this Agreement, refrain from making disparaging, negative or other similar remarks concerning Employer or Employer, any of their subsidiaries or other affiliated companies, to any third party that causes substantial harm to Employer or Employer, except to the extent that Employee is required to make such remarks (a) by applicable law or regulation or judicial or regulatory process, or (b) in or in connection with any pending or threatened litigation relating to this

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         Agreement or any transaction contemplated hereby or thereby. In view of the difficulty of determining the amount of damages that may result to the Employer from the breach of the provision of this Section 6, it is the intent of the Employer that, in addition to monetary damages, the Employer shall have the right to prevent any such breach in equity or otherwise, including, without limitation, by means of injunctive relief.

7. Termination: This Agreement and the employment relationship created hereby shall terminate upon the occurrence of any of the following events:

         (a) thirty days written notice from Employer to Employee or Employee to Employer;

         (b)      the death of Employee;

         (c)      the "disability" (as hereinafter defined) of Employee;

         (d) written notice to Employee from Employer of termination for "just cause" (as hereinafter defined).

         For purposes of this Section 7, the "disability" of Employee shall mean Employee's inability because of mental or physical illness or capacity, to perform his duties under this Agreement for a continuous period of 120 days, or for 120 days out of any 150-day period. For purposes of this Section 7, "just cause" shall mean (i) the failure of Employee to diligently or effectively perform his duties under this Agreement, (ii) the commission by Employee of any act involving moral turpitude or the commission by Employee of any act or the suffering by Employee of any occurrence or state of facts which renders Employee incapable of performing his duties under this Agreement, or adversely affects or could reasonably be expected to adversely affect Employer's business reputation, or (iii) the violation by Employee of lawful material instructions or material policies established by Employer with respect to the operation of its business and affairs or Employee's failure, in a material respect, to carry out the reasonable instructions of the Board of Directors of Employer.

         In the event Employee is terminated without cause, then, in such event, Employee shall be entitled to twelve (12) months base salary and bonus as Employee's sole entitlement under this Agreement.

         The compensation set forth in this Section 7 will be the sole compensation payable to Employee and no additional compensation or fee will be payable by Employer to Employee by reason of any benefit gained by the Employer directly or indirectly through Employee's efforts on Employer's behalf, nor shall Employer be liable in any way for any additional compensation or fee unless Employer shall have expressly agreed thereto in writing.

         Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5 and 6 shall survive any termination, for whatever reason, of Employee's employment under this Agreement.

8. Remedies: Each party recognizes and acknowledges that in the event of any default in, or breach of any of, the terms, conditions and provisions of this Agreement (either actual or threatened) by the other party, then the non-defaulting party's remedies at law shall be inadequate. Accordingly, each party agrees that in such event, the non-defaulting party shall have the right of specific performance and/or injunctive relief in addition to any and all other remedies and rights at law or in equity, and such rights and remedies shall be cumulative.

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9.       Acknowledgments: Employee recognizes and agrees that the enforcement of any of the non-competition provisions set forth in Section 5 above by the Employer will not interfere with Employee's ability to pursue a proper livelihood. Employee further represents that he is capable of pursuing a career in other industries to earn a proper livelihood. Employee recognizes and agrees that enforcement of this Agreement is necessary to ensure the preservation and continuity of the business and good will of Employer. Employee agrees that due to the nature of Employer's business, the non-competition restrictions set forth in this Agreement are reasonable as to time and geographic area.

10. Notices: Any notices, consents, demands, requests, approvals and other communications to be given under this Agreement by either party to the other shall be deemed to have been duly given in writing personally delivered, by facsimile or sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to Employer:     Vertex Interactive, Inc.
                             23 Carol Street
                             Clifton, NJ 07014-0996
                             Attn: Human Resources

         If to Employee:     Donald W. Rowley
                             65 Ridgefield Road
                             Wilton, CT 06897

         Notices delivered personally shall be deemed communicated as of actual receipt or receipt of facsimile, mailed notices shall be deemed communicated as of five (5) days after mailing.

11. Entire Agreement: This Agreement contains the entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto. No modification or amendment of any of the terms, conditions or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

12. Governing Law and Forum: This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of New Jersey and the parties agree to the courts of the State of New Jersey having exclusive jurisdiction over any dispute arising out of or relating to this Agreement.

13. Parties Bound: This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of Employer and Employee. Employer shall have the right to assign this Agreement to its successors, provided that such successors agree to be bound by the terms hereof. The term "successors" shall include any person, corporation, partnership or other entity that buys all or substantially all of Employer's assets or all of its stock, or with which Employer merges or consolidates. The rights, duties or benefits to Employee hereunder are personal to him, and no such right or benefit may be assigned by him. It is specifically agreed that this Agreement shall survive any change in capitalization, organization or control of Employer.

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14.      Estate: If Employee dies prior to the payment of all sums owed, or to be owed, to Employee pursuant to Section 4 above, then such sums, as they become due, shall be paid to Employee's estate.

15. Enforceability: If, for any reason, any provision contained in this Agreement should be held invalid in part by a court of competent jurisdiction, then it is the intent of each of the parties hereto that the balance of this Agreement be enforced to the fullest extent permitted by applicable law. It is the intent of each of the parties that the covenants not-to-compete contained in Section 5 above be enforced to the fullest extent permitted by applicable law. Accordingly, should a court of competent jurisdiction determine that the scope of any covenant is too broad to be enforced as written, it is the intent of each of the parties that the court should reform such covenant to such narrower scope as it determines enforceable.

16. Waiver of Breach: The waiver by any party hereto of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

17. Captions: The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

18. Other Obligations: For purposes of Section 5 above, and elsewhere herein where appropriate, the term "Employer" shall also mean affiliates, including subsidiaries, of Employer.

19. Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, but only one of which need be provided.

20. Guarantee: Performance of the obligations of the Employer hereunder is guaranteed by Employer, as evidenced by the signature of its authorized officer below.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year below written.

EMPLOYER:                                                   EMPLOYEE:

VERTEX INTERACTIVE, INC.

By: /s/Nicholas R. H. Toms                                  /s/Donald W. Rowley
Name:  Nicholas R. H. Toms                                  Donald W. Rowley
Title: Co-Chief Executive Officer

Date: 5/30/01
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